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Exhibit 10.2

                     SECOND EXTENSION AND AMENDMENT OF LEASE

         This Second Extension and Amendment of Lease dated December 18th,
2003 made between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York non-profit corporation, having an address at 412 Low Memorial Library, 535 West 116th Street, New York, New York 10027 ("Landlord") and ORTEC
INTERNATIONAL, INC., a [            ] corporation, having an address at 3960
Broadway, 2nd Floor, New York, New York 10032 ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Landlord and Tenant entered into a Lease dated as of March 14, 1996 covering certain premises, as more fully described in the Lease, in the building located at and known as 3960 Broadway, New York, New York, and more particularly described in the Lease;

         WHEREAS, the Lease was amended by First Amendment of Lease (the "First Amendment") dated as of April 1, 1998 in which Landlord and Tenant agreed to expand the premises (as expanded, the "Original Premises"), as more fully described in the First Amendment of Lease;

         WHEREAS, the Lease was amended by Renewal and Amendment of Lease dated as of June 20, 2001 (the "Renewal and Amendment") in which Landlord and Tenant agreed to renew the term of the Lease;

         WHEREAS, the Lease was amended by Extension and Amendment of Lease dated as of December 31, 2002 (the "Extension and Amendment of Lease" and, as amended by the First Amendment, the Renewal and Amendment and the Extension and Amendment of Lease, the "Lease") in which Landlord and Tenant agreed to extend the term of the Lease;

         WHEREAS, the Lease will expire by its terms on June 30, 2004 and Tenant has requested that Landlord agree to extend the term of the Lease on terms other than as set forth in Article 38 (Renewal Option) of the Lease;

         WHEREAS, Landlord and Tenant entered into a License Agreement (the "License Agreement") dated as of November 1, 1999 covering certain premises, as more fully described in the License Agreement (the "Licensed Space"), which Licensed Space is shown by cross-hatching on Exhibit A annexed hereto;

         WHEREAS, the License Agreement has terminated and Landlord and Tenant have agreed to add the Licensed Space to the Lease as if originally demised under the Lease;

         WHEREAS, Landlord and Tenant have agreed to amend the Lease and extend the term of the Lease, upon the terms and conditions hereinafter set forth;


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         WHEREAS, Tenant acknowledges that Tenant is in default under the Lease in that Tenant has failed to pay rent (the "Past Due Rent") during portions of the term of the Lease prior to the date hereof, and Tenant agrees to pay the Past Due Rent upon the terms and conditions hereinafter set forth thereby curing such default;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. All capitalized terms utilized herein shall, unless defined herein, have the meanings ascribed to them in the Lease.

     2. As of date hereof, the Licensed Space is hereby added to the Lease with the same force and effect as if originally demised under the Lease (the term "Demised Premises" as used in the Lease shall mean the Original Premises and the Licensed Premises, and Exhibit A to the Lease shall be deemed to include Exhibit A annexed hereto) and Tenant's Proportionate Share shall mean twenty five percent (25.0%).

     3.  New Sections 38.05 and 38.06 are added to the Lease as follows:

         Section 38.05 Tenant has advised Landlord that Tenant wishes to extend the term of the Lease for an additional term of eighteen (18) months (the "Extension Term") commencing on July 1, 2004 and, unless the Extension Term shall sooner cease and expire as provided in the Lease, ending on December 31, 2005 (the "Extension Term Expiration Date"), upon (except as herein provided) the same terms, covenants and conditions as contained in the Lease. Provided that from the date hereof through the time of the commencement of the Extension Term, no Event of Default shall have occurred and be continuing, this Lease shall be deemed extended for the Extension Term. All references in this Lease to: (i) the Extension Term shall be deemed to refer to the eighteen (18) month period commencing on July 1, 2004 and ending on the Extension Term Expiration Date; and (ii) the Extension Term Expiration Date shall be deemed to be December 31, 2005.

         Section 38.06 The annual Fixed Rent payable by Tenant during the Extension Term shall be in the following amounts:

         July 1, 2004 - June 30, 2005      $371,670.45 per annum, payable in
                                           equal monthly installments of
                                           $30,972.54 each; and

         July 1, 2005 - December 31, 2005  $382,820.56 per annum, payable in equal monthly installments of
                                           $31,901.71 each.

     4. The Fixed Repayment shall continue to be due and payable, as Additional Rent, by Tenant throughout the Extension Term at the rate of $25,628.00 per month. The terms of the Lease relating to Tenant's Work (other than the Fixed Repayment) shall not be applicable to the Extension Term.


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     5.  In addition to all other sums of money that shall become due from and payable by Tenant to Landlord under the terms of this Lease, Tenant shall pay to Landlord, as Additional Rent, Past Due Rent in equal monthly installments, commencing on February 1, 2004 and, thereafter, on the first day of each month or portion thereof, to and including December 1, 2005, each in the amount of $25,588.16. The obligations of Tenant under the provisions of this Paragraph 5 with respect to any Past Due Rent shall survive the termination of this Lease. Tenant acknowledges that the payments due pursuant to this Paragraph 5 arise out of Tenant's default and are not in connection with any future term. In the event of any additional default under this Lease, including, but not limited to Tenant's failure to pay Past Due Rent, any remaining balance of payments due under this Paragraph 4 shall be accelerated and shall due in their entirety within ten (10) days of Landlord's notice to Tenant of such additional default.

     6. Landlord and Tenant hereby acknowledge and agree that (a) the term of License Agreement expired by its terms on October 31, 2000, and (b) neither Landlord nor Tenant shall have any further obligation or liability to the other under the License Agreement.

     7. Nothing herein contained shall be construed to (a) waive any present or future breach of, or default under, the Lease by Tenant, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or (b) enlarge or increase Landlord's obligations or Tenant's rights under the Lease or otherwise; and all provisions of the Lease are hereby declared to be in full force and effect.

     8. In the event of any default by Tenant in the full performance and observance of any of its obligations hereunder or in the event any representation of Tenant contained herein should prove to be untrue, such event may, at Landlord's option, be deemed to be a default under the Lease and Landlord shall have all of the rights, powers and remedies provided for in the Lease or at law or in equity or by statute or otherwise with respect to defaults.

     9. This Agreement shall not be effective until executed by and delivered to both of the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument.

    10. The Lease constitutes the entire agreement of the parties hereto with respect to the matters stated herein and may not be altered, amended, modified or changed orally and any such alteration, amendment, modification or change, to be effective, shall be in writing and signed by the party against whom enforcement of any such alteration, amendment, modification or change is being sought.

    11. The terms, covenants and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    12. This Agreement will for all purposes be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly therein, without giving effect to the conflicts of laws principles.

    13. Each party represents and warrants to the other party that it has not dealt with any broker, finder or similar person in connection with this Agreement. Each party hereby agrees to


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hold harmless, defend and indemnify the other party from and against all losses, costs, damages and expenses (including, without limitation, reasonable attorney's fees) arising out of or in connection with a breach by the indemnifying party of the foregoing representation.

    14. All references in the Lease to "this Lease" shall hereafter be deemed to refer to the Lease as amended and modified by this Agreement.



                            [Signature Page Follows]




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         IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the 18th day of December 2003.



                                     THE TRUSTEES OF COLUMBIA UNIVERSITY IN
                                          THE CITY OF NEW YORK, Landlord



                                     By:     Kevin Kirby
                                         ------------------------
                                     Name:   Kevin Kirby
                                     Title:  DVP Administration



                                     ORTEC INTERNATIONAL, INC., Tenant



                                     By:     Ron Lipstein
                                         ------------------------
                                     Name:   Ron Lipstein
                                     Title:  CEO



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